FOR IMMEDIATE RELEASE March 17, 2011

China Automotive Systems, Inc. to Restate Its Financial Statements
Accounting review points to non-cash items related to convertible notes

HUBEI PROVINCE, PRC — March 17, 2011 — China Automotive Systems, Inc. (NASDAQ: CAAS) (“CAAS” or the “Company”), a leading power steering components and systems supplier in China, today announced that it expects to restate its previously issued financial statements for fiscal year 2009 and the first three quarters of fiscal year 2010 to reflect non-cash gains or losses related to the accounting treatment for the Company’s convertible notes issued on February 15, 2008 (the “Convertible Notes”) based on the guidance outlined in Accounting Standard Codification (ASC) 815 (“ASC 815”).

The Convertible Notes contain an embedded conversion feature that allows for an adjustment to the conversion price in the event that the Company issues equity securities at a price lower than the original conversion price.  This adjustment feature provides the note investors with a level of anti-dilution protection not available to common shareholders.  ASC 815 requires issuers of these types of convertible notes to bifurcate the embedded conversion options from the convertible notes and, starting on January 1, 2009, to record such conversion options as derivative liabilities valued at fair value.  Thereafter, any gain or loss in the fair value of the derivative should be recorded in the company's income statement at the end of each reporting period.  Due to the complexities of the accounting treatment of CAAS’ convertible notes, the Company inappropriately accounted for the embedded conversion feature and the associated gain or loss on changes in fair value for the derivative.

The accounting errors did not result from any changes in the Company’s internal accounting policies, and the Company has no evidence that the errors resulted from any fraud or intentional misconduct.  Further, these errors are non-cash and have no financial impact on the operational performance of the Company.  Management identified the accounting errors in connection with the ongoing 2010 annual audit procedures undertaken by the Company’s recently engaged independent registered public accounting firm, PricewaterhouseCoopers Zhong Tian CPAs Limited Company (“PwC”).  Schwartz Levitsky Feldman LLP, the Company’s prior independent registered public accounting firm, has discussed the determination with the Company’s management and PwC and is reviewing this issue.

On March 12, 2011, the audit committee of the board of directors of the Company (the “Audit Committee”) concluded that the Company’s previously issued audited consolidated financial statements as of and for the fiscal year ended December 31, 2009, and related auditors’ report, and unaudited interim consolidated financial statements as of and for the quarterly periods ended March 31, June 30 and September 30, 2010, should no longer be relied upon because of these errors in the financial statements.  The Company intends to restate these financial statements.

The Company’s review of these accounting errors and their impact on the Company’s consolidated financial statements for each period is continuing.  The Audit Committee is overseeing this review.  The Company expects that it will not file its annual report on Form 10-K for the year ended December 31, 2010 on time. The current estimated adjustment for the change in the fair value of the derivatives for the year ended December 31, 2009 is a loss of $43 million, and a gain for the year ended December 31, 2010 of $19 million.  The estimated adjustments are subject to changes, pending the completion of the necessary assessment and procedures that the Company is currently undertaking.

The Company has not reached a final conclusion on the effect of these accounting errors on its assessment of internal control over financial reporting and disclosure controls and procedures.  Given the complexity of the analysis, the Company expects that the review will be completed during the second quarter of 2011, including the filing of amended quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2010 (which will also include restated comparative financial statements for the respective quarterly periods of 2009) and an amended annual report on Form 10-K for the year ended December 31, 2009 to restate the financial statements for those periods.

“As the restatement relates to non-cash items below our operating income line and is mainly associated with convertible notes that we issued to investors in early 2008, these adjustments have not negatively impacted our operations, and will not affect our ability to successfully run the business, expand our market share, generate free cash flow and achieve our long-term strategic goals,” stated Mr. Hanlin Chen, Chairman of China Automotive Systems.  “We continue to focus on product quality and cost efficiency and our solid financial condition leaves us well positioned to capitalize on market opportunities both in China and abroad.”

About China Automotive Systems, Inc.

Based in Hubei Province, the People's Republic of China, China Automotive Systems, Inc. is a leading supplier of power steering components and systems to the Chinese automotive industry, operating through nine Sino-foreign joint ventures.  The Company offers a full range of steering system parts for passenger automobiles and commercial vehicles.  The Company currently offers four separate series of power steering with an annual production capacity of over 2.5 million sets, steering columns, steering oil pumps and steering hoses. Its customer base is comprised of leading Chinese auto manufacturers, such as China FAW Group, Corp., Dongfeng Auto Group Co., Ltd., BYD Auto Company Limited, Beiqi Foton Motor Co., Ltd. and Chery Automobile Co., Ltd. For more information, please visit: http://www.caasauto.com

Forward Looking Statements

This press release contains statements that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995.  Forward-looking statements represent our estimates and assumptions only as of the date of this press release.  These forward-looking statements include statements regarding the qualitative and quantitative effects of the accounting errors, the periods involved, the nature of the Company’s review and any anticipated conclusions of the Company or its management and other statements that are not historical facts.  Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties.  As a result, the Company’s actual results could differ materially from those contained in these forward-looking statements due to a number of factors, including those described under the heading “Risk Factors” in the Company’s Form 10-K annual report, dated March 25, 2010, filed with the Securities and Exchange Commission, and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.  These potential risks and uncertainties include, among other things, the outcome and results of the Company’s review, the risk that the final conclusion of the review could result in a determination that the effect of the issues under review are materially greater or lesser than the Company currently believes to be the case, the risk that these matters could adversely affect the Company’s ability to make timely filings with the Securities and Exchange Commission, additional issues that may arise in connection with the ongoing review, risks of damage to the Company’s business and reputation arising from these matters, potential claims or proceedings relating to such matters, including stockholder, employee and customer litigation and/or claims and action by the SEC and/or other governmental agencies, and the additional risk factors described in our filings with the Securities and Exchange Commission.  We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

For further information, please contact:

Jie Li
Chief Financial Officer
China Automotive Systems
Email: jieli@chl.com.cn

Kevin Theiss
Investor Relations
Grayling
Tel:   +1-646-284-9409
Email: kevin.theiss@grayling.com

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